[Letterhead of Ballard Spahr Andrews & Ingersoll, LLP]

                               CONSENT OF COUNSEL

                                AIM SECTOR FUNDS

     We hereby consent to the use of our name and to the reference to our firm under the caption "Other Service Providers - Legal Counsel" in the Statement of Additional Information for (i) the retail classes of the seven series portfolios of AIM Sector Funds (the "Trust"), and (ii) the institutional class of AIM Technology Fund, a series portfolio of the Trust, which is included in Post-Effective Amendment No. 43 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-85905), and Amendment No. 43 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-3826), on Form N-1A of the Trust.


                                      /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                      ------------------------------------------
                                          Ballard Spahr Andrews & Ingersoll, LLP

Philadelphia, Pennsylvania
May 24, 2005